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                                                                     EXHIBIT 4.2

                             COR THERAPEUTICS, INC.,

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       and

                                U.S. BANK, N.A.,
                                   as Trustee

                                ----------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 12, 2002

                                ----------------

                                  $300,000,000

                4.50% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2006


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         FIRST SUPPLEMENTAL INDENTURE, dated as of February 12, 2002, between
COR Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), Millennium Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Parent"), and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.), a national banking association, as Trustee (herein called the "Trustee").

         WHEREAS, pursuant to the Indenture dated as of June 11, 2001 (the "Indenture"), between the Company and the Trustee, the Company issued $300,000,000 aggregate principal amount of 4.50% Convertible Senior Notes due June 15, 2006 (the "Securities");

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 5, 2001 (the "Merger Agreement") among Parent, PGM Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company, Sub has agreed to merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger, following which the Company will be a wholly owned subsidiary of Parent;

         WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of the Company ("Company Common Stock"), other than shares held by the Company, Parent or Sub, shall be converted into the right to receive 0.9873 validly issued, fully paid and nonassessable shares of common stock of Parent ("Parent Common Stock");

         WHEREAS, pursuant to Section 11.11 of the Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture providing (i) that the Securities shall be convertible into shares of Parent Common Stock and (ii) for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 11 of the Indenture;

         WHEREAS, pursuant to the Merger Agreement, Parent agreed to fully and unconditionally guarantee the obligations of the Company under the Indenture and the Securities on the terms and conditions set forth herein;

         WHEREAS, Section 8.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of Securities to, among other things, (i) comply with Section 11.11 of the Indenture and (ii) make any other provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or desirable, provided such action shall not, in the judgment of the Company, adversely affect the interests of any Holder of Securities in any material respect; and

         WHEREAS, the Company and Parent have complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture.


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         NOW, THEREFORE, in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

SECTION 1.1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

SECTION 1.2. Section 1.1 of the Indenture is hereby amended to add the following definitions:

         "Effective Time" means the time at which the merger of PGM Corporation, a Delaware corporation and wholly owned subsidiary of Parent, with and into the Company, with the Company as the surviving corporation, becomes effective.

         "Parent" means Millennium Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware.

                                  ARTICLE TWO

                   CONVERSION RIGHTS OF HOLDERS OF SECURITIES
                          IN CONNECTION WITH THE MERGER

SECTION 2.1. Conversion Rights. The Company and Parent hereby agree in accordance with Section 11.11 of the Indenture that the holder of each Security outstanding at the Effective Time shall have the right to convert such Security into the number of shares of Parent Common Stock equal to 0.9873 multiplied by the number of shares of Company Common Stock deliverable upon conversion of such Security immediately prior to the Merger. Parent hereby agrees in accordance with Section 11.11 of the Indenture to make any subsequent adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 11 of the Indenture.

                                  ARTICLE THREE

                                    GUARANTEE

SECTION 3.1. Guarantee. Parent hereby fully and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of the principal of (and premium, if any) and interest on, and any payment of the Repurchase Price with respect to, the Securities, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Parent further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it


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will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

         Parent waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Parent waives notice of any default under the Securities or the Obligations. The obligations of Parent under this Section 3.1 shall not be affected by (a) the failure of any Holder of Securities or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder of Securities or the Trustee for the obligations or any of them; (e) the failure of any Holder of Securities or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of the Company.

         Parent further agrees that its guarantee under this Section 3.1 constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of Securities or the Trustee to any security held for payment of the Obligations.

         Except as set forth in Section 3.2 of this First Supplemental Indenture, the obligations of Parent under this Section 3.1 shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent under this Section 3.1 shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or would otherwise operate as a discharge of Parent as a matter of law or equity.

         Parent agrees that its guarantee under this Section 3.1 shall remain in full force and effect until payment in full of all the Obligations. Parent further agrees that its guarantee under this Section 3.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder of Securities or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee may have at law or in equity against Parent by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Parent hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of Securities or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid


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interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders of Securities and the Trustee.

         Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Parent further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 5.2 of the Indenture for the purposes of the guarantee under this Section 3.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 5.2 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this Section 3.1.

SECTION 3.2. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed under Section 3.1 of this First Supplemental Indenture by Parent shall not exceed the maximum amount that can be hereby guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws or similar laws affecting the rights of creditors generally.

SECTION 3.3. Successors and Assigns. This Article III shall be binding on Parent and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 3.4. Termination of Guarantee. Article III of this First Supplemental Indenture, and all of Parent's rights and obligations set forth herein, shall terminate and no longer be effective upon the consummation of a merger between the Company and Parent, in which merger Parent is the surviving corporation and, in connection therewith, assumes all of the rights and obligations of the Company under the Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS AMENDMENTS

SECTION 4.1. Section 8.1 of the Indenture is hereby amended so that the beginning of the first paragraph thereof reads "Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, Parent and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the foregoing purposes:".

SECTION 4.2. Section 8.2 of the Indenture is hereby amended by inserting a reference to "Parent" after the first reference to "the Company, when authorized by a Board Resolution,".

SECTION 4.3. Section 8.6 of the Indenture is hereby amended by inserting a reference to ", Parent" after the first reference to "the Company".


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SECTION 4.4. All references to "the Company" in Section 9.7 of the Indenture are
hereby deleted and replaced with references to "Parent".

                                  ARTICLE FIVE

                   ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

SECTION 5.1. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                  ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

SECTION 6.1. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall be effective as of the Effective Time.

SECTION 6.2. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, Parent and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 6.3. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 6.4. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 6.5. Address of Parent for Notices. Any notice or demand which by any provisions of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on Parent shall be sufficient for every purpose hereunder if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier addressed to Parent at 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by Parent, and shall be deemed given when received.

SECTION 6.6. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

SECTION 6.7. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.8. Conflict with Trust Indenture Act. If any provision of this First Supplemental


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Indenture limits, qualifies or conflicts with a provision of the Trust Indenture
Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 6.9. Successors. All covenants and agreements in this First Supplemental Indenture by the Company and Parent shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

SECTION 6.10. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.11. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under this First Supplemental Indenture, the Indenture or the Securities.

SECTION 6.12. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and Parent, and not by the Trustee and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 6.13. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided, and the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in this First Supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities or to any adjustment to be made with respect thereto.

SECTION 6.14. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                            COR THERAPEUTICS, INC.

                                            By: /s/ John B. Douglas III
                                                --------------------------------
                                            Name: John B. Douglas III
                                            Title:  President


                                            MILLENNIUM PHARMACEUTICALS, INC.


                                            By: /s/ Kevin P. Starr
                                                --------------------------------
                                            Name: Kevin P. Starr
                                            Title: Chief Operating Officer and
                                                   Chief Financial Officer


                                            U.S. BANK, N.A., Trustee

                                            By: /s/ Frank P. Leslie, III
                                                --------------------------------
                                            Name: Frank P. Leslie, III
                                            Title: Vice President